UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 18, 2017

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79702

(Address of principal executive offices) (Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2017, Ring Energy, Inc. (“Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with SunTrust Robinson Humphrey, Inc. and Seaport Global Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale of 4,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $12.50 per share of Common Stock. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 675,000 additional shares of Common Stock at the same price. The Underwriters exercised their option to purchase an additional 477,658 shares of Common Stock (“Additional Shares”), increasing the total number of shares purchased to 4,977,658.

The offer and sale of the Common Stock is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-215909) (the “Shelf Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 14, 2017. A preliminary prospectus supplement was filed with the SEC on July 17, 2017, and a final prospectus supplement was filed with the SEC on July 19, 2017 (collectively, the “Prospectus”). The Company expects to close the sale of the Shares on or about July 21, 2017.

The Company intends to use the net proceeds from this offering of approximately $59.2 million to fund its 2017 capital expenditure program and for general corporate purposes.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking, and investment banking services for the Company in the ordinary course of business for which they have received and would receive customary compensation.

The foregoing description of the Underwriting Agreement is qualified by reference to the complete document, which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On July 21, 2017, the Company issued a press release announcing that it had closed the offering of the Shares and Additional Shares. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

In connection with the offering, the Company is filing a legal opinion of Dickinson Wright PLLC, attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and Prospectus.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title of Document

1.1	Underwriting Agreement dated as of July 18, 2017, among Ring Energy, Inc. and SunTrust Robinson Humphrey, Inc. and Seaport Global Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Dickinson Wright PLLC.

23.1	Consent of Dickinson Wright PLLC (included in Exhibit 5.1 hereto).

99.1	Press release dated July 21, 2017, announcing the closing of the offering.

* Pursuant to Item 6.01(b)(2) of Regulation S-K, the Company has omitted certain exhibits to the Underwriting Agreement. The Company agrees to furnish by supplement a copy of any omitted exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: July 21, 2017	By:	/s/ William R. Broaddrick
William R. Broaddrick Chief Financial Officer